EXHIBIT 23-a

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 14, 2003, accompanying the financial statements and schedules included in the Annual Report of Black Warrior Wireline Corp. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Black Warrior Wireline Corp. on Forms S-8 (File No. 333-57390, effective March 22, 2001, File No. 333-57392, effective March 22, 2001, and File No. 333-57396, effective March 22, 2001).

GRANT THORNTON LLP

Houston, Texas
April 14, 2003